PRELIMINARY COPY

L3 Technologies

L3 TECHNOLOGIES, INC.
600 THIRD AVENUE
NEW YORK, NEW YORK 10016

SCAN TO
VIEW MATERIALS & VOTE

Admission Ticket

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 3, 2019 (April 1, 2019 for participants in an L3 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 3, 2019 (April 1, 2019 for participants in an L3 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received by 11:59 p.m. Eastern Time on April 3, 2019 (April 1, 2019 for participants in an L3 401(k) Plan).

STOCKHOLDER MEETING REGISTRATION:
To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

L3 TECHNOLOGIES, INC.

The Board of Directors recommends you vote "FOR" Proposals 1, 2 and 3:

	For	Against	Abstain
1. **Adoption of the Merger Agreement**. To consider and vote on a proposal (the "L3 merger agreement proposal") to adopt the Agreement and Plan of Merger, dated as of October 12, 2018 (as it may be amended from time to time), by and among Harris Corporation, L3 Technologies, Inc. and Leopard Merger Sub Inc., pursuant to which Leopard Merger Sub Inc. will merge with and into L3 Technologies, Inc. and L3 Technologies, Inc. will continue as the surviving corporation and wholly-owned subsidiary of Harris Corporation.	☐	☐	☐
2. **Advisory (Non-Binding) Vote on Merger-Related Compensation for Named Executive Officers**. To consider and vote on an advisory (non-binding) proposal (the "L3 compensation proposal") to approve the executive officer compensation that may be paid or become payable to L3 Technologies, Inc.'s named executive officers in connection with the merger.	☐	☐	☐
3. **Adjournment of the Special Meeting**. To consider and vote on a proposal (the "L3 adjournment proposal") to approve the adjournment of the Special Meeting of L3 stockholders, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to L3 stockholders.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY

Admission Ticket

Special Meeting of
L3 Technologies, Inc. Stockholders

L3 TECHNOLOGIES, INC.
SPECIAL MEETING OF STOCKHOLDERS
April 4, 2019 10:00 A.M. EASTERN TIME
SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE
NEW YORK, NY 10017

PLEASE INDICATE WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS BY MARKING THE APPROPRIATE BOX OR IF YOU USE THE INTERNET OR TELEPHONE SYSTEM, WHEN PROMPTED. ONLY THE STOCKHOLDER(S) WHOSE NAME(S) APPEAR(S) ON THIS TICKET, OR THE PROXY OF THAT STOCKHOLDER, WILL BE ADMITTED. YOU WILL NEED TO PRE-REGISTER WITH L3 TECHNOLOGIES, INC. IN ADVANCE IN ORDER TO BE ADMITTED. TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, FOLLOW THE INSTRUCTIONS PROVIDED IN THE JOINT PROXY STATEMENT/PROSPECTUS. DUE TO SPACE LIMITATIONS, ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. SEATING WILL BEGIN AT 9:30 A.M.

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at: www.proxyvote.com.

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Proxy

L3 TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF L3 TECHNOLOGIES, INC. (THE "COMPANY") FOR THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON APRIL 4, 2019, AND SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS.

The undersigned stockholder(s) hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and the accompanying joint proxy statement/prospectus and appoint(s) Christopher E. Kubasik, Ralph G. D'Ambrosio and Ann D. Davidson or any one of them, attorneys and agents, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Special Meeting of Stockholders and at any and all adjournments or postponements thereof, upon the matters set forth in the accompanying Notice of Special Meeting and in accordance with their discretion on any other matters that may properly come before the Special Meeting of Stockholders, or any adjournment or postponement thereof.

The Company Board of Directors unanimously recommends that Company stockholders vote: "FOR" the L3 merger agreement proposal (Proposal 1); "FOR" the L3 compensation proposal (Proposal 2); and "FOR" the L3 adjournment proposal (Proposal 3).

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder(s). **In the absence of such directions, this proxy will be voted "FOR" the L3 merger agreement proposal (Proposal 1), "FOR" the L3 compensation proposal (Proposal 2) and "FOR" the L3 adjournment proposal (Proposal 3)**. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Special Meeting and at any adjournment or postponement of the Special Meeting. To vote in accordance with the Company Board of Directors' recommendations, just sign and date on the reverse side-no voting boxes need to be checked.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of the Company that the undersigned would be entitled to cast if personally present at the Special Meeting and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

Address Changes/Comments: ______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side